[LETTERHEAD Of RICHARDS, LAYTON & FINGER, P.A.]

Exhibit 5.2

March 30, 2012

The Trusts Listed On Schedule I

  Attached Hereto

c/o Bank of America Corporation

Bank of America Corporate Center

Charlotte, North Carolina 28255

Re:	The Trusts Listed On Schedule I Attached Hereto

Ladies and Gentlemen:

We have acted as special Delaware counsel for the Trusts listed on Schedule I attached hereto, each a Delaware statutory trust (collectively referred to as the “Trusts” and sometimes hereinafter individually referred to as a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of each Trust listed on Exhibit A attached hereto as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) (collectively referred to as the “Certificates of Trust” and sometimes hereinafter individually referred to as the “Certificate of Trust”);

(b)	The Declaration of Trust of each Trust listed on Exhibit B attached hereto (collectively referred to as the “Initial Declarations of Trust” and sometimes hereinafter individually referred to as the “Initial Declaration of Trust”);

(c)	The Amended and Restated Declaration of Trust of each Trust listed on Exhibit C attached hereto (collectively referred to as the “Declarations of Trust” and sometimes hereinafter individually referred to as the “Declaration of Trust”) (including all attachments and exhibits thereto);

The Trusts Listed On Schedule I

  Attached Hereto

March 30, 2012

(d)	The Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus (the “Prospectus”) of Bank of America Corporation, a Delaware corporation (the “Company”) and the Trusts with respect to, among other things, the capital securities of the Trusts representing preferred beneficial interests in the assets of the Trusts (each, a “Capital Security” and collectively, the “Capital Securities”), to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about March 30, 2012;

(e)	A form of Amended and Restated Declaration of Trust for each of BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX and BAC Capital Trust XX, to be entered into between the Company, the trustees of the applicable Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (the “Form of Declaration of Trust”), filed as an exhibit to the Registration Statement (including all attachments and exhibits thereto); and

(f)	A Certificate of Good Standing for each of the Trusts, dated March 30, 2012, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations of Trust.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust and the Certificate of Trust of each Trust (other than BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX and BAC Capital Trust XX) is in full force and effect and has not been amended except as set forth on Exhibit C attached hereto, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security has been or will be issued by the Trusts (collectively, the “Capital Security Holders”) of a Capital Security Certificate for such Capital Security and the payment for

The Trusts Listed On Schedule I

  Attached Hereto

March 30, 2012

such Capital Security, in accordance with the applicable Declaration of Trust or Form of Declaration of Trust, (vii) that the Capital Securities have been or will be authenticated, issued and sold to the Capital Security Holders in accordance with the applicable Declaration of Trust or Form of Declaration of Trust, (viii) the Initial Declaration of Trust and the Certificate of Trust of each of BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX and BAC Capital Trust XX is in full force and effect and has not been amended, (ix) with respect to each of BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX and BAC Capital Trust XX, when its respective Capital Securities are issued, the Form of Declaration of Trust will be in full force and effect and (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly formed and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

2. The Capital Securities of each Trust represent or, in the case of BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX and BAC Capital Trust XX, will represent valid and, subject to the qualifications set forth in paragraph 3 below, legally issued, fully paid and nonassessable undivided preferred beneficial interests in the assets of the applicable Trust.

3. The Capital Security Holders, as beneficial owners of the applicable Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the applicable Declaration of Trust.

The Trusts Listed On Schedule I

  Attached Hereto

March 30, 2012

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ RICHARDS, LAYTON & FINGER, P.A.

Schedule I

BAC Capital Trust I

BAC Capital Trust II

BAC Capital Trust III

BAC Capital Trust IV

BAC Capital Trust V

BAC Capital Trust VI

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

BAC Capital Trust XIII

BAC Capital Trust XIV

BAC Capital Trust XV

BAC Capital Trust XVI

BAC Capital Trust XVII

BAC Capital Trust XVIII

BAC Capital Trust XIX

BAC Capital Trust XX

NB Capital Trust II

NB Capital Trust III

NB Capital Trust IV

Exhibit A

The Certificate of Trust of BAC Capital Trust I, as filed with the Secretary of State on September 27, 2001;

The Certificate of Trust of BAC Capital Trust II, as filed with the Secretary of State on September 27, 2001;

The Certificate of Trust of BAC Capital Trust III, as filed with the Secretary of State on September 27, 2001;

The Certificate of Trust of BAC Capital Trust IV, as filed with the Secretary of State on September 27, 2001;

The Certificate of Trust of BAC Capital Trust V, as filed with the Secretary of State on March 14, 2003;

The Certificate of Trust of BAC Capital Trust VI, as filed with the Secretary of State on March 14, 2003;

The Certificate of Trust of BAC Capital Trust VII, as filed with the Secretary of State on March 14, 2003;

The Certificate of Trust of BAC Capital Trust VIII, as filed with the Secretary of State on March 30, 2005;

The Certificate of Trust of BAC Capital Trust X, as filed with the Secretary of State on March 30, 2005;

The Certificate of Trust of BAC Capital Trust XI, as filed with the Secretary of State on March 30, 2005;

The Certificate of Trust of BAC Capital Trust XII, as filed with the Secretary of State on March 30, 2005;

The Certificate of Trust of BAC Capital Trust XIII, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital Trust XIV, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital Trust XV, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital Trust XVI, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital Trust XVII, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital XVIII, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital Trust XIX, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of BAC Capital Trust XX, as filed with the Secretary of State on May 3, 2006;

The Certificate of Trust of NB Capital Trust II, as filed with the Secretary of State on November 1, 1996;

The Certificate of Trust of NB Capital Trust III, as filed with the Secretary of State on November 1, 1996; and

The Certificate of Trust of NB Capital Trust IV, as filed with the Secretary of State on December 13, 1996.

Exhibit B

The Declaration of Trust of BAC Capital Trust I, dated as of September 26, 2001, among the Company and the trustees of BAC Capital Trust I named therein;

The Declaration of Trust of BAC Capital Trust II, dated as of September 26, 2001, among the Company and the trustees of BAC Capital Trust II named therein;

The Declaration of Trust of BAC Capital Trust III, dated as of September 26, 2001, among the Company and the trustees of BAC Capital Trust III named therein;

The Declaration of Trust of BAC Capital Trust IV, dated as of September 26, 2001, among the Company and the trustees of BAC Capital Trust IV named therein;

The Declaration of Trust of BAC Capital Trust V, dated as of March 14, 2003, among the Company and the trustees of BAC Capital Trust V named therein;

The Declaration of Trust of BAC Capital Trust VI, dated as of March 14, 2003, among the Company and the trustees of BAC Capital Trust VI named therein;

The Declaration of Trust of BAC Capital Trust VII, dated as of March 14, 2003, among the Company and the trustees of BAC Capital Trust VII named therein;

The Declaration of Trust of BAC Capital Trust VIII, dated as of March 30, 2005, among the Company and the trustees of BAC Capital Trust VIII named therein;

The Declaration of Trust of BAC Capital Trust X, dated as of March 30, 2005, among the Company and the trustees of BAC Capital Trust X named therein;

The Declaration of Trust of BAC Capital Trust XI, dated as of March 30, 2005, among the Company and the trustees of BAC Capital Trust XI named therein;

The Declaration of Trust of BAC Capital Trust XII, dated as of March 30, 2005, among the Company and the trustees of BAC Capital Trust XII named therein;

The Declaration of Trust of BAC Capital Trust XIII, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XIII named therein;

The Declaration of Trust of BAC Capital Trust XIV, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XIV named therein;

The Declaration of Trust of BAC Capital Trust XV, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XV named therein;

The Declaration of Trust of BAC Capital Trust XVI, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XVI named therein;

The Declaration of Trust of BAC Capital Trust XVII, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XVII named therein;

The Declaration of Trust of BAC Capital Trust XVIII, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XVIII named therein;

The Declaration of Trust of BAC Capital Trust XIX, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XIX named therein;

The Declaration of Trust of BAC Capital Trust XX, dated as of May 3, 2006, among the Company and the trustees of BAC Capital Trust XX named therein;

The Declaration of Trust of NB Capital Trust II, dated as of October 29, 1996, among the Company, as successor to NationsBank Corporation, and the trustees of NB Capital Trust II named therein;

The Declaration of Trust of NB Capital Trust III, dated as of October 29, 1996, among the Company, as successor to NationsBank Corporation, and the trustees of NB Capital Trust III named therein; and

The Declaration of Trust of NB Capital Trust IV, dated as of December 12, 1996, among the Company, as successor to NationsBank Corporation, and the trustees of NB Capital Trust IV named therein.

Exhibit C

The Amended and Restated Declaration of Trust of BAC Capital Trust I, dated as of December 6, 2001, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust II, dated as of January 24, 2002, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust III, dated as of August 2, 2002, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust IV, dated as of April 23, 2003, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust V, dated as of October 21, 2004, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust VI, dated as of February 24, 2005, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust VII, dated as of August 4, 2005, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust VIII, dated as of August 17, 2005, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust X, dated as of March 21, 2006, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust XI, dated as of May 15, 2006, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust XII, dated as of July 26, 2006, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of BAC Capital Trust XIII, dated as of February 16, 2007, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of December 8, 2011 and Amendment No. 2 dated as of January 12, 2012;

The Amended and Restated Declaration of Trust of BAC Capital Trust XIV, dated as of February 16, 2007, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of December 8, 2011 and Amendment No. 2 dated as of January 12, 2012;

The Amended and Restated Declaration of Trust of BAC Capital Trust XV, dated as of May 23, 2007, among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of NB Capital Trust II, dated as of December 10, 1996, among the Company, as successor to NationsBank Corporation, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011;

The Amended and Restated Declaration of Trust of NB Capital Trust III, dated as of January 22, 1997, among the Company, as successor to NationsBank Corporation, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011; and

The Amended and Restated Declaration of Trust of NB Capital Trust IV, dated as of April 15, 1997, among the Company, as successor to NationsBank Corporation, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust, as amended by Amendment No. 1 dated as of November 7, 2011 and Amendment No. 2 dated as of November 10, 2011.